UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2021 (June 29, 2021)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 25, 2021, iSun, Inc. (the “Company”) convened its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) virtually. The Annual Meeting was adjourned until June 8, 2021 (the “Adjourned Portion”) solely with respect to the voting on Proposals 3 and 4 as described in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission (“SEC”) on April 27, 2021 (“Proposals 3 and 4”). The Company reconvened the Annual Meeting on June 8, 2021, but there were insufficient votes received to approve Proposals 3 and 4, therefore the Company adjourned the Annual Meeting until June 29, 2021. On June 29, 2021, the Board of Directors of the Company (the “Board”) determined to withdraw Proposals 3 and 4 from stockholder consideration. As a result, the Board determined to cancel the reconvening of the Adjourned Portion of the Annual Meeting. All other items set forth in the Definitive Proxy Statement were submitted to stockholder vote at the Company’s Annual Meeting of Stockholders on May 25, 2021, as reported on the Company’s Form 8-K filed with the SEC on May 25, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer